UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amended Current Report

Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of earliest event reported
April, 16, 2002

BLUE MARTINI SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30925	94-3319751
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2600 Campus Drive
San Mateo, California 94403
(Address of principal executive offices)

Telephone Number (650) 356-4000
(Registrant’s telephone number, including area code)

On May 1, 2002, Blue Martini Software, Inc. (“Blue Martini”) filed a Current Report on Form 8-K to report its acquisition of The Cybrant Corporation (“Cybrant”) on April 16, 2002. Pursuant to Item 7 of Form 8-K, Blue Martini indicated that it would file certain financial information under Item 7 of Form 8-K no later than the date required. This Amendment is filed to provide the required financial information and to amend the language of Sections (a), (b), and (c) of Item 7.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired.

The required financial statements of Cybrant have been included in exhibit 99.2 of this Amendment.

(b)  Pro Forma Financial Information.

(c)  Exhibits.

Item No.	Description

2.1*	Agreement and Plan of Merger and Reorganization, dated as of April 16, 2002.

23.1	Consent of PricewarterhouseCoopers LLP (Independent Accountants for Cybrant).

99.1*	Blue Martini Press Release dated April 16, 2002.

99.2	Cybrant audited financial statements for the years ended December 31, 2000 and 2001.

*	Previously Filed as exhibits to our Current Report on Form 8-K filed with the Commission on May 1, 2002, and incorporated herein by reference.

BLUE MARTINI SOFTWARE

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

On April 16, 2002, Blue Martini Software, Inc. (“Blue Martini”) completed the acquisition of the Cybrant Corporation (“Cybrant”), through the merger of a wholly owned subsidiary of Blue Martini with and into Cybrant, with Cybrant surviving as a wholly owned subsidiary of Blue Martini (the “Merger”).

The following unaudited pro forma combined condensed financial information has been prepared to give effect to the Merger. This financial information reflects certain assumptions deemed probable by management regarding the Merger. The total estimated purchase consideration of the Merger has been allocated on a preliminary basis to assets and liabilities based on management’s best estimates of their fair value with the excess cost over the net assets acquired allocated to goodwill. The adjustments to the unaudited pro forma combined condensed financial information are subject to change pending a final analysis of the total purchase cost and the fair value of the assets and liabilities assumed. The impact of these changes could be material.

The unaudited pro forma combined condensed balance sheet as of December 31, 2001 gives effect to the Merger as if it had occurred on December 31, 2001, and combines the historical consolidated balance sheet of Blue Martini and the historical balance sheet of Cybrant as of that date.

The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2001 combines the historical consolidated statement of operations of Blue Martini for the year ended December 31, 2001 with the historical statement of operations of Cybrant for the year ended December 31, 2001, and assumes that the merger had occurred on January 1, 2001.

The unaudited pro forma combined condensed financial information is based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during this period. This unaudited pro forma combined financial information is based upon the respective historical consolidated financial statements of Blue Martini and notes thereto, previously filed with the Securities and Exchange Commission and the historical financial statements of Cybrant included in this Form 8-K/A, and should be read in conjunction with those statements and the related notes.

BLUE MARTINI SOFTWARE, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
December 31, 2001
(In thousands)

	Blue Martini	Cybrant	Pro Forma Adjustment		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$12,945	$1,744			$14,689
Short-term investments	84,554	—			84,554
Accounts receivable, net	5,558	1,506			7,064
Prepaids and other current assets	2,370	1,179	(89	)(A)	3,460

Total current assets	105,427	4,429	(89)		109,767
Long-term investments	—	—			—
Property and equipment, net	4,654	1,724	(1,586	)(A)	4,792
Intangible assets and other, net	12,340	164	2,700	(A)	15,204
Goodwill	—	—	4,567	(A)	4,567

Total assets	$122,421	$6,317	$5,592		$134,330

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,848	$208			$2,056
Accrued liabilities and other current liabilities	12,940	1,927	552	(A)	15,419
Deferred revenues	5,061	1,000	(802	)(A)	5,259
Long-term obligations-current	110	1,668	96	(A)	1,874

Total current liabilities	19,959	4,803	(154)		24,608
Long-term obligations-non current	—	218			218

Total liabilities	19,959	5,021	(154)		24,826

Redeemable convertible preferred stock,	—	37,178	(37,178	)(A)	—

Stockholders’ deficit:
Common stock	68	2	(2	)(A)	68
Additional paid-in-capital	253,946	2,770	5,165	(A)	261,881
Deferred stock compensation	(8,000)		—		(8,000)
Notes receivable from stockholders	—	(93)			(93)
Accum. other comprehensive income	595	—	—		595
Accumulated deficit	(144,147)	(38,561)	37,761	(A)	(144,947)

Total stockholders’ deficit	102,462	(35,882)	42,924		109,504

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$122,421	$6,317	$5,592		$134,330

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

BLUE MARTINI SOFTWARE, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2001
(In thousands, except per share data)

	Blue Martini	Cybrant	Pro Forma Adjustments		Pro Forma Combined
Revenues:
License	$20,438	$4,074			$24,512
Service	39,476	3,902			43,378

Total revenues	59,914	7,976	—		67,890

Cost of revenues:
License	2,122	1,000			3,122
Service	37,359	5,297			42,656
Amortization of purchased technology	2,000		1,200	(B)	3,200

Total cost of revenues	41,481	6,297	1,200		48,978

Gross profit	18,433	1,679	(1,200)		18,912

Operating expenses:
Sales and marketing	46,661	8,041			54,702
Research & development	18,623	7,066			25,689
General & administrative	10,900	1,243			12,143
Charges for stock compensation	12,014	—			12,014
Amortization of acquired other intangibles			150	(B)	150
Restructuring charges	6,257	—			6,257

Total operating expenses	94,455	16,350	150		110,955

Loss from operations	(76,022)	(14,671)	(1,350)		(92,043)
Interest & other, net	6,418	(5)			6,413

Net loss	$(69,604)	$(14,676)	$(1,350)		$(85,630)

Basic and diluted net loss per common share	$(1.09)				$(1.25)

Shares used in computing basic and diluted net loss per common share	63,970		4,535		68,505

See accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

BLUE MARTINI SOFTWARE, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(A)  To record the application of the purchase accounting.

The total estimated purchase price is $8,487,000 and is comprised of:

1.  The issuance of 4,534,936 shares of Blue Martini common stock to Cybrant shareholders. The fair value of the Blue Martini shares issued is based on a per share value of $1.58, which is equal to the average market price as reported on the Nasdaq National Market for the period from two days prior to two days subsequent to the public announcement of the merger.

2.  The exchange of warrants assumed in the Merger for 586,762 shares of Blue Martini common stock with an exercise price of $0.79 per share that expire in 2007. The warrants have been valued based on the Black-Scholes option pricing model.

3.  Estimated restructuring and exit costs consisting primarily of severance payments, facility and equipment related charges.

4.  Estimated direct costs of the transactions consisting primarily of fees for legal, accounting and valuation services.

The amounts and components of the estimated purchase price is presented below (in thousands):

Fair value of Blue Martini common stock issued	$7,165
Estimated fair value of warrants exchanged	770
Estimated restructuring and exit costs	352
Estimated acquisition-related costs	200

$8,487

Under purchase accounting, the total purchase price will be allocated to Cybrant’s assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the consummation of the merger. The total price is expected to be allocated to tangible assets and liabilities, identifiable intangible assets, including in-process research and development (“IPRD”) and purchased technology, and goodwill. The purchased technology is expected to be amortized over two years beginning at acquisition date and the IPRD will be charged to expense in the second quarter of 2002.

The following represents the preliminary allocation of the purchase price to the acquired assets and assumed liabilities of Cybrant. The allocation is preliminary and based on Cybrant’s assets and liabilities as of December 31, 2001 (in thousands):

Net assets assumed	$420
Purchased technology	2,400
Other intangible assets	300
Goodwill	4,567
In-process research and development	800

Total purchase price	$8,487

The actual allocation of the purchase price will be based on the composition of Cybrant’s net assets on April 16, 2002 (the Merger closing date) and the final valuation analysis of the fair value of the net assets as of April 16, 2002. Consequently, the actual allocation of the purchase price could differ from that presented above.

Net assets assumed were adjusted primarily for the adjustments of certain fixed assets to fair values, the reduction of deferred revenue to the fair value of the obligation assumed and additional liabilities in connection with payoff of certain lease obligations.

Goodwill represents the excess of the purchase price over the fair value of the tangible and identifiable assets. The unaudited pro forma combined statement of operations does not include the amortization of goodwill acquired in the acquisition in accordance with Financial Accounting Standards Board Statement No. 142, Goodwill and Other Intangible Assets.

(B)  Acquired intangible assets are amortized over a period of two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE MARTINI SOFTWARE , INC.

By:	/s/ ROBERT E. CELL
Robert E. Cell Vice President and Chief Financial Officer
Dated: June 26, 2002

EXHIBIT INDEX

Exhibit Number		Description

2.1	*	Agreement and Plan of Merger and Reorganization, dated as of April 16, 2002.

23.1		Consent of PricewarterhouseCoopers LLP (Independent Accountants for Cybrant).

99.1	*	Blue Martini Press Release dated April 16,2002.

99.2		The Cybrant Corp. audited financial statements for the years ended December 31, 2000 and 2001.

*	Previously Filed as Exhibits to our Current Report on Form 8-K filed with the Commission on May 1, 2002